Exhibit 99.1

Cooper-Standard Automotive Obtains New Commitment for Equity Investment Backstop

to Fund Amended Chapter 11 Plan

Files Amended Chapter 11 Plan providing for payment in full of Senior Noteholders

Amended Plan supported by substantial majority of Senior Subordinated Noteholders and the Official Committee of Unsecured Creditors

NOVI, Mich., March 22, 2010

Cooper-Standard Holdings Inc., the parent company of Cooper-Standard Automotive Inc., announced today that it has entered into a new Equity Commitment Agreement with holders of a majority of the outstanding principal amount of the Company’s 7% Senior Notes due 2012 and a substantial majority of the outstanding principal amount of the Company’s 8 3/8% Senior Subordinated Notes due 2014 providing for a sale of New Common Stock, New Preferred Stock and New Warrants and a commitment to backstop an equity Rights Offering that will be made to eligible holders of the Senior Subordinated Notes. The aggregate gross proceeds to Cooper-Standard will be $355 million. The new Rights Offering will be effectuated through a proposed First Amended Joint Chapter 11 Plan of Reorganization, which has been filed with the United States Bankruptcy Court for the District of Delaware. The Amended Plan, the Rights Offering, and all related transactions have the full support of the Official Committee of Unsecured Creditors.

The new Equity Commitment Agreement replaced the original commitment agreement, which was executed on February 1, 2010 and provided for a direct investment and an equity rights offering, totaling $245 million. The parties to the original commitment agreement are also parties to the new Equity Commitment Agreement and they have been joined by additional noteholders to purchase new equity and backstop the new Rights Offering pursuant to the terms of the new Equity Commitment Agreement.

Under the Amended Plan, and subject to confirmation of the Amended Plan, the Company’s Debtor-in-Possession financing and prepetition credit facility will be paid in full in cash, as was provided in the original plan. In addition, the Amended Plan now provides for the Senior Notes to be unimpaired, and thus to be paid in full in cash, except that the Backstop Parties have agreed to forgo a cash payment on their Senior Note Claims and instead will receive a distribution of New Common Stock. As provided for under the original plan, general unsecured claims against Cooper-Standard Automotive and all of its debtor subsidiaries will still receive payment in full in cash. Holders of the Senior Subordinated Notes will be issued 8% of the New Common Stock of the Company and New Warrants to purchase, in the aggregate, 3% of the New Common Stock on the terms set forth in the Amended Plan (in each case, assuming the conversion of the New Preferred Stock). Eligible holders of the Senior Subordinated Notes will also receive Rights to purchase, in the aggregate, 39.6% of the New Common Stock of the Company (assuming the conversion of the New Preferred Stock). In addition, the Backstop Parties will receive 20.95 % of the New Common Stock on account of their Senior Note Claims (assuming the conversion of the New Preferred Stock).

Pursuant to the Equity Commitment Agreement, the Backstop Parties have agreed to purchase 11.75 % of the New Common Stock and $100 million of 7% convertible preferred stock, convertible into 19.7% of the New Common Stock, issued by Cooper-Standard Holdings (in each case, assuming the conversion of the New Preferred Stock). The Backstop Parties will also receive New Warrants to purchase 7% of the New Common Stock (assuming the conversion of the New Preferred Stock). These Backstop Parties will also provide a backstop for any unsubscribed portion of the New Common Stock in the Rights Offering to ensure a total investment of $355 million. The commitment of the Backstop Parties is subject to a number of conditions, including Bankruptcy Court approval of the Equity Commitment Agreement and confirmation of the Amended Plan.

Under the Amended Plan, the Company’s balance sheet will be significantly deleveraged with an estimated funded debt balance at emergence of approximately $480 million. This represents a reduction of over $650 million from pre-petition levels.

“The proposed $355 million equity investment is a strong vote of confidence in Cooper-Standard and significantly improves the recoveries to the Company’s stakeholders over those of the original plan,” said James S. McElya, chairman and chief executive officer of the Company. “The Company is now positioned to emerge from bankruptcy in the near term on a consensual basis with a strong balance sheet while maintaining our leadership position in the industry.”

Hearings to approve the Equity Commitment Agreement and the adequacy of the Disclosure Statement filed in connection with the Amended Plan are scheduled for March 26, 2010. Court approval of the Disclosure Statement is necessary to allow the Company to solicit votes for confirmation of the Amended Plan. Consummation of the Amended Plan is subject to a favorable vote by creditors, review and approval of the Bankruptcy Court and satisfaction of the confirmation requirements of the Bankruptcy Code. Cooper-Standard Automotive Canada Limited, the Company’s Canadian subsidiary that has sought relief under the Companies’ Creditors Arrangement Act in Canada, filed a Plan of Arrangement or Compromise with the Canadian Court on March 12, 2010.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase any securities in the contemplated Rights Offering. The contemplated Rights Offering will not commence until after the Company’s Disclosure Statement has been approved by the Bankruptcy Court. Securities that may be issued pursuant to the contemplated Rights Offering or the Equity Commitment Agreement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an available exemption from registration.

About Cooper-Standard Automotive

Cooper-Standard Automotive Inc., headquartered in Novi, Michigan, is a leading global supplier of systems and components for the automotive industry. Products include body sealing systems, fluid handling systems and anti-vibration systems. Cooper-Standard Automotive employs approximately 16,000 people globally and operates in 18 countries around the world. For more information, please visit the company’s website at www.cooperstandard.com or www.kccllc.net/cooperstandard.

Forward Looking Statements

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. The outcome of the chapter 11 cases is uncertain and subject to substantial risk. There can be no assurance that the Company will be successful in achieving its financial restructuring. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: the effects of the chapter 11 cases on the company; risks and uncertainties relating to approval by the Bankruptcy Court of the Plan, Disclosure Statement and Equity Commitment Agreement; the ability to obtain approval of motions in the chapter 11 proceedings from time to time; the ability to maintain contracts and suppliers and customer relationships; the ability to obtain exit financing; limitations on flexibility in operating business contained in the company’s debt agreements; the company’s dependence on the automotive industry; availability and cost of raw materials; the company’s dependence on certain major customers; competition in the automotive industry; sovereign and other risks related to the company’s conducting operations outside the United States; the uncertainty of the company’s ability to achieve expected cost reduction savings; the company’s exposure to product liability and warranty claims; labor conditions; the company’s vulnerability to rising interest rates; the company’s ability to meet customers’ needs for new and improved products in a timely manner; the company’s ability to attract and retain key personnel; potential conflicts of interest between owners and the company; the company’s legal rights to its intellectual property portfolio; the company’s pension plans; environmental and other regulations; and the possibility that the company’s bankruptcy exit strategy will not be successful. There may be other factors that may cause the company’s actual results to differ materially from any forward-looking statement contained herein. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

Media Contacts:

Sharon Wenzl, Cooper-Standard Automotive

248-596-6211

Tom Becker, Sitrick And Company

212-573-6100